UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2023

MOVANO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40254	26-0579295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6800 Koll Center Parkway

Pleasanton, CA 94566

(Address of principal executive offices)

(415) 651-3172

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	MOVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2023, Movano Inc. (the “Company”) entered into an Underwriting Agreement (the “Agreement”) with Newbridge Securities Corporation (the “Underwriter”), relating to an underwritten offering (the “Offering”) of 4,644,000 shares (“Company Shares”) of common stock (“Common Stock”) and warrants to purchase up to 2,322,000 shares of Common Stock (“Warrants”). The Warrants are being offered and sold at the rate of one Warrant for every two Company Shares purchased in this offering. The Offering closed on January 31, 2023. The net proceeds to us from this offering are expected to be approximately $5.8 million, after deducting underwriting discounts and commissions and other estimated offering expenses.

Each Warrant will have an exercise price of $1.57 per share of Common Stock and will be immediately exercisable on the date of issuance. The Warrants will expire five years after the date of issuance. Beginning on the one-year anniversary of the close of the offering, all outstanding Warrants may be redeemed at the option of the Company, in whole or in part on a pro-rata basis, at the redemption price of $0.025 per Warrant, provided that (i) the closing price of the Company’s Common Stock has equaled or exceeded $4.87 per share for ten consecutive trading days and (ii) the daily trading volume of the Common Stock on the Company’s primary trading market exceeded 100,000 shares on each of such ten trading days. There is currently no trading market for the Warrants and a trading market is not expected to develop. The Company does not intend to list the Warrants on any securities exchange or nationally recognized trading system.

The offering was made pursuant to our effective registration statement on Form S-3 (Registration Statement No. 333- 264116) previously filed with the Securities and Exchange Commission and a prospectus supplement thereunder.

On January 31, 2023, the Company also entered into a warrant agent agreement with the Company’s registrar and transfer agent, Pacific Stock Transfer Company (“Pacific”), which will act as warrant agent for the Company, setting forth certain terms and conditions with respect to Pacific’s service as warrant agent for the Warrants (the “Warrant Agent Agreement”).

The foregoing description of the Agreement, the Warrants and the Warrant Agent Agreement are not complete and are qualified in their entirety by reference to the full text of the Agreement, form of Warrant and Warrant Agent Agreement, copies of which are filed herewith as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

A copy of the legal opinion and consent of K&L Gates LLP relating to the Company Shares, Warrants and Warrant Shares is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01 Other Events.

The Company issued press releases announcing the launch and pricing of the Offering on January 26, 2023 and January 27, 2023, respectively. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement dated as of January 27, 2023 between the Company and Newbridge Securities Corporation*
4.1	Form of Warrant sold in the offering
4.2	Warrant Agent Agreement, dated January 31, 2023, by and between the Company and Pacific Stock Transfer Company
5.1	Opinion of K&L Gates LLP
23.1	Consent of K&L Gates LLP (included in Exhibit 5.1)
99.1	Press Release dated January 26, 2023 regarding the launch of the offering of Common Stock and Warrants
99.2	Press Release dated January 27, 2023 regarding pricing of the offering of Common Stock and Warrants
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain annexes to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted annex upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVANO INC.

Dated: January 31, 2023	/s/ Jeremy Cogan
Jeremy Cogan
Chief Financial Officer

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